Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Amends and Extends $2.0 Billion Revolving Credit Facility

HOUSTON, TX, March 9, 2022 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 201 dealerships located in the U.S. and U.K., today announced that it has completed a $2.0 billion five-year revolving syndicated credit facility with 21 financial institutions that will expire in March 2027 and can be expanded to $2.4 billion total availability.

The revolving facility will provide $1.651 billion for inventory floorplan financing. New Vehicle and Used Vehicle floorplan interest rates are at SOFR (including a 10 bps spread adjustment) plus 110 bps and 140 bps, respectively. The facility will also provide $349.0 million for working capital, acquisitions and general corporate purposes, which can be expanded to a maximum of $500.0 million, or 25 percent of the total credit facility. This working capital line also allows for up to $150.0 million to be borrowed in either Euros or Pounds Sterling.

Lenders in the syndicated facility include six manufacturer-affiliated finance companies and 15 commercial banks. The six manufacturer-affiliated finance companies are: Mercedes-Benz Financial Services USA LLC; Toyota Motor Credit Corporation; BMW Financial Services NA, LLC; American Honda Finance Corporation; VW Credit, Inc.; and Hyundai Capital America, Inc. The 15 commercial banks are: U.S. Bank National Association; Bank of America, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association; PNC Bank, National Association; Comerica Bank; Truist Bank; TD Bank, N.A.; Capital One, N.A.; Ally Bank; NYCB Specialty Finance Company, LLC; Barclays Bank PLC; Zions Bancorporation, N.A. (dba Amegy Bank); Santander Bank, N.A.; and BOKF, NA (dba Bank of Oklahoma). The syndication was arranged through U.S. Bank National Association, JPMorgan Chase Bank N.A., BofA Securities, Inc., PNC Capital Markets LLC, and Wells Fargo Securities, LLC.

“The extension of our $2.0 billion revolving facility further strengthens Group 1’s balance sheet by locking in ample, reasonably priced capital for vehicle financing and acquisition growth for the next five years,” said Daniel McHenry, Group 1’s senior vice president and chief financial officer. “The commitments made by our lenders are a testament to the strong relationships we have established with our financial partners over the past 25 years.”

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 201 automotive dealerships, 267 franchises, and 46 collision centers in the United States and the United Kingdom that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the impacts of COVID-19 on our business, (j) the impacts of any potential global recession, (k) our ability to maintain sufficient liquidity to operate, (l) the risk that proposed transactions will not be consummated in a timely manner, and (m) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Jason Babbitt

Vice President, Treasurer

Group 1 Automotive, Inc.

713-647-5759 | jbabbitt@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com